EX-99.906CERT

                                  CERTIFICATION

David M. Clark, III, Trustee, President,  Treasurer, Principal Executive Officer
&  Principal   Financial   Officer  of  The  Piedmont   Investment   Trust  (the
"Registrant"), certifies to the best of his knowledge that:

      1. The Registrant's periodic report on Form N-CSR for the period ended September 30, 2007 (the "Form N-CSR") fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER and CHIEF FINANCIAL OFFICER

The Piedmont Investment Trust

/s/ David M. Clark, III
-----------------------------------------------------------------------
David M. Clark, III, Trustee, President, Treasurer,
Principal Executive Officer & Principal Financial Officer

Date:  November 30, 2007




A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO THE PIEDMONT INVESTMENT TRUST AND WILL BE RETAINED BY THE PIEDMONT INVESTMENT TRUST AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.